UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ONSTREAM MEDIA CORPORATION
(Name of Registrant as Specified In Its Charter)

not applicable
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ONSTREAM MEDIA CORPORATION

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 18, 2007

The 2007 Annual Meeting of the shareholders of Onstream Media Corporation will be held at 2 p.m., local time, at the Courtyard by Marriott, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309 on Tuesday, September 18, 2007. At the 2007 Annual Meeting you will be asked to vote on the following matters:

1.	To elect a Board of Directors consisting of seven members.

2.	To ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream Media.

3.	To consider and vote upon a proposal to approve the Onstream Media Corporation 2007 Equity Incentive Plan (“New Incentive Plan”).

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

Only shareholders of record, as shown by the transfer books of Onstream Media at the close of business on July 25, 2007, will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the 2007 Annual Meeting will be available for examination by any shareholder for a proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2007 Annual Meeting.

All shareholders are invited to attend the 2007 Annual Meeting in person. However, even if you expect to be present at the 2007 Annual Meeting, we ask that as promptly as possible you mark, sign, date and return the enclosed proxy card in the postage pre-paid envelope provided. Shareholders attending the 2007 Annual Meeting may vote in person even if they have previously submitted a proxy.

By Order of the Board of Directors
Pompano Beach, Florida	Randy S. Selman
July 31, 2007	Chairman, President and Chief Executive Officer

ONSTREAM MEDIA CORPORATION

PROXY STATEMENT
2007 ANNUAL MEETING

 TABLE OF CONTENTS

GENERAL	1

QUESTIONS AND ANSWERS	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

MATTERS TO BE CONSIDERED AT THE 2007 ANNUAL MEETING	5

PROPOSAL 1 - ELECTION OF DIRECTORS	5

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF GOLDSTEIN LEWIN & CO. AS
THE INDEPENDENT AUDITORS OF ONSTREAM MEDIA	20

PROPOSAL 3 - APPROVAL AND ASSUMPTION OF THE NEW INCENTIVE PLAN	21

APPRAISAL RIGHTS	24

OTHER MATTERS	24

PROPOSALS OF SHAREHOLDERS	25

ANNUAL REPORT ON FORM 10-KSB	25

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	25

WHERE YOU CAN FIND MORE INFORMATION	25

APPENDICES

APPENDIX A - 2007 EQUITY INCENTIVE PLAN
APPENDIX B - AUDIT COMMITTEE CHARTER

ii

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

ONSTREAM MEDIA CORPORATION

PROXY STATEMENT
DATED JULY 31, 2007

2007 ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 18, 2007

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Onstream Media Corporation for use at our 2007 Annual Meeting of shareholders to be held on Tuesday, September 18, 2007 at 2 p.m, local time, and at any adjournment or postponement thereof. The 2007 Annual Meeting will be held at the Courtyard by Marriott, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309. These proxy solicitation materials were mailed on or about August 10, 2007 to all shareholders entitled to vote at the 2007 Annual Meeting.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

1. What may I vote on at the 2007 Annual Meeting?

At the 2007 Annual Meeting, shareholders will consider and vote upon the following matters:

*	to elect a Board of Directors consisting of seven members;

*	to ratify the appointment of Goldstein, Lewin & Co. as our independent auditors;

*	to consider and vote upon a proposal to approve the New Incentive Plan; and

*	such other matters as may properly come before the 2007 Annual Meeting or any adjournment or postponement thereof.

2. How does the Board recommend that I vote on the Proposals?

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

3. How do I vote?

Sign and date the proxy card you receive and return it in the postage-paid envelope prior to the 2007 Annual Meeting.

4. Can I revoke my proxy?

You have the right to revoke your proxy at any time before the 2007 Annual Meeting by:

*	notifying the Secretary of Onstream Media in writing;
*	voting in person at the 2007 Annual Meeting; or
*	returning a later-dated proxy card.

5. What shares are included on the proxy card(s)?

The shares on your proxy card represent ALL of your shares. If you do not return your proxy card, your shares will not be voted.

6. What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone 801-272-9294, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

7. Who is entitled to vote at the 2007 Annual Meeting?

Only holders of record of our common stock as of the close of business on July 25, 2007 are entitled to notice of and to vote at the 2007 Annual Meeting.

8. How many votes may be cast?

As of July 25, 2007, the record date for the 2007 Annual Meeting, 41,854,984 shares of our common stock, the only outstanding voting securities of Onstream Media, were issued and outstanding. At the meeting, each outstanding share of common stock will be entitled to one vote.

9. What is a "quorum" at the 2007 Annual Meeting?

A "quorum" is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes”. Abstentions will be counted as present for quorum purposes.

10. What vote is required to approve the Proposals?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the 2007 Annual Meeting is necessary to elect the directors (Proposal 1) and to ratify the appointment of auditors (Proposal 2). The affirmative vote of holders of a majority of the shares present and voting is required for approval of the New Incentive Plan (Proposal 3). If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

11. What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the Proposals, shares represented by such proxies will not be treated as affirmative votes.

12. How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2007 Annual Meeting other than the Proposals described in this proxy, if any other business is properly presented at the 2007 Annual Meeting, your signed proxy card gives authority to the proxy holder, Randy S. Selman, to vote on such matters at his discretion.

13. Who are the largest principal shareholders?

For information regarding holders of more than 5% of Onstream Media’s outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management", appearing later in this proxy.

14. Who will bear the cost of this solicitation?

Onstream Media will bear the entire cost of the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to shareholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of Onstream Media without additional compensation. We anticipate that the costs of the solicitation, including printing costs, will not exceed $65,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding beneficial ownership of our common stock as of July 25, 2007 held by:

*	persons who own beneficially more than 5% of our outstanding common stock,
*	our directors,
*	named executive officers, and
*	all of our directors and officers as a group.

Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Onstream Media Corporation, 1291 Southwest 29 Avenue, and Pompano Beach, Florida 33069. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 25, 2007 upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and are exercisable within 60 days from the date hereof have been exercised. All information is based upon a record list of stockholders as of July 25, 2007. At that date, approximately 54% of the Company's outstanding shares were held by CEDE & Co., which is accounted for as a single shareholder of record for multiple beneficial owners. CEDE & Co. is a nominee of the Depository Trust Company (DTC), with respect to securities deposited by participants with DTC, e.g., mutual funds, brokerage firms, banks, and other financial organizations. Shares held by Cede & Co. are not reflected in the following table.

Name and Address of Beneficial Owner	Shares of Common Stock-Number	Beneficially Owned Percentage

Randy S. Selman (1)	1,436,619	3.3%
Alan M. Saperstein (2)	1,438,487	3.3%
Benjamin Swirsky (3)	250,751	0.6%
Robert Wussler (4)	265,426	0.6%
Charles C. Johnston (5)	719,828	1.7%
Cliff Friedland (6)	932,276	2.2%
David Glassman (7)	932,109	2.2%
Carl L. Silva (8)	64,810	0.2%
Robert E. Tomlinson (9)	350,000	0.8%
All directors and officers as a group (nine persons) (10)	6,390,306	13.8%
Fred DeLuca (11)	4,043,849	9.6%

(1) Includes 9,952 shares of our common stock presently outstanding, options to acquire 100,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 450,000 shares of our common stock at an exercise price of $1.12 per share, options to acquire 450,000 shares of our common stock at an exercise price of $1.57 per share, options to acquire 400,000 shares of our common stock at an exercise price of $2.50 per share and options to acquire 26,667 shares of our common stock at an exercise price of $22.50 per share.

(2) Includes 11,820 shares of our common stock presently outstanding, options to acquire 100,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 450,000 shares of our common stock at an exercise price of $1.12 per share, options to acquire 450,000 shares of our common stock at an exercise price of $1.57 per share, options to acquire 400,000 shares of our common stock at an exercise price of $2.50 per share and options to acquire 26,667 shares of our common stock at an exercise price of $22.50 per share.

(3) Includes 751 shares of our common stock presently outstanding, options to acquire 50,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 100,000 shares of our common stock at an exercise price of $1.12 per share and options to acquire 100,000 shares of our common stock at an exercise price of $1.57 per share. Includes holdings in the name of Swirsky Capitol Holdings, Inc., for which Mr. Swirsky is the control person and exercises sole voting and dispositive powers over these shares.

(4) Includes 616 shares of our common stock presently outstanding, options to acquire 50,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 100,000 shares of our common stock at an exercise price of $1.12 per share, options to acquire 100,000 shares of our common stock at an exercise price of $1.57 per share and warrants to purchase 14,810 shares of our common stock at an exercise price of $3.376 per share.

(5) Includes 460,214 shares of our common stock held by J&C Resources, LLC, 9,614 shares of our common stock held by Asset Factoring, Ltd., options to acquire 50,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 100,000 shares of our common stock at an exercise price of $1.12 per share and options to acquire 100,000 shares of our common stock at an exercise price of $1.57 per share. Mr. Johnston is the control person of J&C Resources, LLC and Asset Factoring, Ltd. and exercises sole voting and dispositive powers over these shares. Mr. Johnston's holdings exclude our securities owned by CCJ Trust. CCJ Trust is a trust for Mr. Johnston's adult children and he disclaims any beneficial ownership interest in CCJ Trust.

(6) Includes 447,216 shares of our common stock presently outstanding, 148,100 shares of our common stock held by Titan Trust, 148,100 shares of our common stock held by Dorado Trust, options to acquire 100,000 shares of our common stock at an exercise price of $0.71 per share and options to acquire 88,860 shares of our common stock at an exercise price of $3.376 per share. Mr. Friedland is the control person and beneficial owner of both Titan Trust and Dorado Trust and exercises sole voting and dispositive powers over these shares.

(7) Includes 447,049 shares of our common stock presently outstanding, 148,100 shares of our common stock held by JMI Trust, 148,100 shares of our common stock held by Europa Trust, options to acquire 100,000 shares of our common stock at an exercise price of $0.71 per share and options to acquire 88,860 shares of our common stock at an exercise price of $3.376 per share. Mr. Glassman is the control person and beneficial owner of both JMI Trust and Europa Trust and exercises sole voting and dispositive powers over these shares.

(8) Includes options to acquire 50,000 shares of our common stock at an exercise price of $0.88 per share and warrants to purchase 14,810 shares of our common stock at an exercise price of $3.376 per share.

(9) Includes options to acquire 100,000 shares of our common stock at an exercise price of $0.71 per share, options to acquire 100,000 shares of our common stock at an exercise price of $1.12 per share and options to acquire 150,000 shares of our common stock at an exercise price of $1.21 per share.

(10) See footnotes (1) through (9) above.

(11) Includes 3,839,304 shares of our common stock presently outstanding, 21,212 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.65 per share, 83,333 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.50 per share and 100,000 shares of our common stock issuable upon the exercise of common stock purchase options with an exercise price of $2.46 per share.

The above table of beneficial ownership excludes Lewis Asset Management, LAM Opportunity Fund, Ltd and Lewis Opportunity Fund, LP, as our records indicate that their beneficial ownership is less than 5% based on the criteria outlined above. However, we have noted that on May 29, 2007, Lewis Asset Management filed a Form SC 13G/A (Statement of Acquisition of Beneficial Ownership by Individuals) with the Securities and Exchange Commission, indicating that Lewis Asset Management believed their beneficial ownership interest exceeded 5% as of that date. We have not undertaken to request any subsequent update of this information from Lewis Asset Management.

The above table of beneficial ownership excludes Frederick W. Moran, as our records indicate that his beneficial ownership is less than 5% based on the criteria outlined above. However, we have noted that on April 5, 2007, Mr. Moran filed a Form 13-D (General Statement of Acquisition of Beneficial Ownership) with the Securities and Exchange Commission, indicating that he believed his beneficial ownership interest exceeded 5% as of that date. We have not undertaken to request any subsequent update of this information from Mr. Moran.

MATTERS TO BE CONSIDERED AT THE 2007 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES FOR THE BOARD OF DIRECTORS

Our Board of Directors currently consists of seven members, Randy S. Selman, Alan M. Saperstein, Benjamin Swirsky, Robert J. Wussler, Charles C. Johnston, Clifford Friedland and Carl L. Silva.

At the 2007 Annual Meeting, seven directors will be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Each nominee was recommended to the Board of Directors by the Governance and Nominating Committee. With respect to this Proposal 1, the seven nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote at the 2007 Annual Meeting will be elected directors of Onstream Media (assuming a quorum is present). A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

We encourage all Board members to attend the Annual Meeting of Shareholders. At our last Annual Meeting of Shareholders, all seven of our Board members were in attendance.

The following persons have been nominated by the Board for election to the Board of Directors:

Name	Age	Position
Randy S. Selman	51	Chairman of the Board, President and Chief Executive Officer
Clifford Friedland	56	Vice Chairman of the Board, Senior Vice President Business Development
Alan M. Saperstein	48	Director, Chief Operating Officer and Treasurer
Benjamin Swirsky (3)(4)	65	Director
Robert J. Wussler (1)(2)(3)(4)	70	Director
Charles C. Johnston (1)(2)(3)	72	Director
Carl L. Silva (1)(2)(3)(4)	43	Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Governance and Nominating Committee.
(4) Member of the Finance Committee.

Randy S. Selman. Since our inception in May 1993, Mr. Selman has served as our Chief Executive Officer, President, and a director and from September 1996 through June 1999 and from August 1 through December 15, 2004, as our Chief Financial Officer. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (Nasdaq: SKTC), a publicly-traded software development company. SKTC developed and marketed software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

Alan M. Saperstein. Mr. Saperstein has served as our Executive Vice President, Treasurer and a director since our inception in May 1993, and has been our Chief Operating Officer since December 2004. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations that have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

Clifford Friedland. Mr. Friedland was appointed as a member of our board of directors in December 2004. From June 2001 until the closing of the Onstream Merger in December 2004 he had served as Chairman, CEO and co-founder of privately held Onstream Media Corporation. Mr. Friedland was Vice President of Business Development and co-founder of TelePlace, Inc., a developer and owner of Internet data centers and central offices from December 1999 to May 2001. Mr. Friedland was co-founder, Chairman and co-CEO of Long Distance International, Inc., one of the first competitive European telephone operators from May 1993 to December 1999. Mr. Friedland was President of Clifford Friedland Inc., a technology consulting firm, from January 1991 to April 1993. Mr. Friedland was a Director and co-founder of Action Pay-Per-View, a pay per view cable channel from January 1988 to December 1990. Mr. Friedland was President and co-founder of Long Distance America, one of the first competitive long distance operators after the breakup of AT&T from June 1984 to December 1987. Mr. Friedland was Vice President and co-founder of United States Satellite Systems, Inc., an FCC licensed builder and operator of geosynchronous communications satellites from April 1981 until December 1983. Mr. Friedland was Director and co-founder of United Satellite Communications, Inc., the world’s first direct-to-home satellite network from April 1981 until May 1984. Mr. Friedland received a B.B.A. cum laude, from City University of New York.

Benjamin Swirsky. Mr. Swirsky has been a member of our board of directors since July 1997 and serves on our Governance and Nominating and Finance Committees. Mr. Swirsky is the owner of Beswir Properties Inc., an investment capital company. From June 1993 until January 1998, Mr. Swirsky was President and Chief Executive Officer of Slater Steel, Inc., a publicly-traded company listed on the (Toronto Stock Exchange (“TSE”): SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky was Chairman of P.C.Docs International, Inc., a Canadian publicly-traded company (Nasdaq: DOCSF, TSE: DXX) from 1997-1999. Mr. Swirsky was also a member of the board of directors of Four Seasons Hotel Inc. (NYSE:FS), which owns a chain of first class hotels located throughout the world, and served on the Audit, Compensation and Governance committees of its Board. Mr. Swirsky also sat on the board of directors of a number of other companies, including (i) CamVec Corp., a Canadian publicly-traded company (CAT.CV), (ii) Commercial Alcohols, Inc., in which he is also a principal shareholder, (iii) Amica Mature Lifestyles, Inc., a Toronto Stock Exchange company, and (iv) Alliance Financial, Inc., a Canadian publicly-traded company where he served as Chairman.

Robert J. Wussler. Mr. Wussler has been a member of our board of directors since July 1999 and serves on our Audit, Compensation, Governance and Nominating and Finance Committees. Mr. Wussler is currently the Chairman of the Wussler Group, a global entity in the telecommunication business. Mr. Wussler has been the President of Ted Turner Pictures LLC and Chairman of the Board of Directors of Team Sports Entertainment, Inc., a publicly-traded company (OTC Bulletin Board:TSPT) that is in the closed-wheel auto racing business. Prior to that, he served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm. From June 1995 to May 1998, Mr. Wussler was President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises. From 1980 to 1990, he was Senior Vice President and Chief Operating Officer of Turner Broadcasting System. Mr. Wussler spent 21 years at CBS in various capacities, starting in the mailroom, and served as President of CBS Television and Sports from 1975 to 1978.

Charles C. Johnston. Mr. Johnston has been a member of our board of directors since April 2003 and serves on our Audit (as Chairman), Compensation and Governance and Nominating Committees (as Chairman). Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of Inshore Technologies, a private company, since 1994 and J&C Resources, a private company, since 1987. Mr. Johnston is a member of the board of directors of AuthentiDate Holding Company (Nasdaq National Market: ADAT), Internet Commerce Corporation (Nasdaq National Market: ICCA) and McData Corporation (Nasdaq National Market: MCDT). Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute and earned his B.S. degree from WPI in 1957.

Carl L. Silva. Mr. Silva, who was appointed as a member of our Board of Directors in July 2006, serves on our Audit, Compensation (as Chairman), Governance and Nominating and Finance Committees. Mr. Silva has over 20 years of experience in the telecommunications and high tech industry, and he has held a variety of positions in business development, sales, marketing, software engineering, and systems engineering during this time. In May 2003, Mr. Silva started Anza Borrego Partners (ABP) as a management consulting firm designed to support entrepreneurs in the growth of their businesses. Mr. Silva is currently president and CEO or Cognigen Business Systems, Inc., a joint venture of ABP and Cognigen Networks, Inc. (NASDAQ: CNGW). Mr. Silva was Senior Vice-President for SAIC’s Converged Network Professional services organization from July 1998 to May 2003. From September 1994 to June 1998, he was with Telcordia Technologies (formerly Bell Communications Research, or Bellcore), where he implemented the first VoIP softswitch in the cable industry.

Future Expansion of the Board of Directors

Rule 4350(c) of the Nasdaq Marketplace Rules to which we are subject requires that a majority of the members of our Board of Directors are independent as defined in Rule 4200 of the Nasdaq Marketplace Rules. Under the terms of the purchase and sale agreement for our Series A-10 Convertible Preferred Stock the purchasers have the right to designate one individual to join our Board of Directors. As of the date hereof, no individual has been designated.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Meetings and Committees

The Board of Directors meets regularly (in-person and/or by telephone conference) during the year to review matters affecting Onstream Media and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by majority written consent. During the fiscal year ended September 30, 2006, there were three meetings of the Board, and the Board took action twenty additional times by majority written consent.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Governance and Nominating Committee. From time to time, the Board of Directors may establish additional committees.

Audit Committee. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a charter for the Audit Committee, which it has recently reviewed and updated. A copy of the updated Audit Charter is included as Appendix B to this proxy statement. Please see "Where You Can Find More Information" appearing later in this proxy statement.

The Audit Committee is presently composed of Messrs. Johnston (chairman), Wussler and Silva. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc., and they are “audit committee financial experts” within the meaning of the applicable regulations of the Securities and Exchange Commission promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met (in-person and/or by telephone conference) seven times in fiscal 2006.

2006 Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of Onstream Media's financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Onstream’s management has responsibility for preparing financial statements of Onstream Media as well as Onstream Media’s financial reporting process. Goldstein Lewin & Co., acting as independent auditors, is responsible for expressing an opinion on the conformity of Onstream Media's audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2006 with Onstream Media's management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4. Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of Onstream Media, and the Board has approved, that the audited financial statements be included in Onstream Media’s Annual Report on Form 10-KSB for the year ended September 30, 2006, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market.

Benjamin Swirsky - Chairman (replaced by Charles Johnston on July 25, 2007)
Robert J. Wussler
Carl L. Silva

Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee administers our 1996 Stock Option Plan (and the New Incentive Plan, if approved in accordance with Proposal 3 being submitted for shareholder approval at the September 18, 2007 meeting) and determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Compensation Committee's authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Compensation Committee is presently composed of Messrs. Silva (chairman), Wussler and Johnston. The Compensation Committee met in fiscal 2006 in conjunction with meetings of the full Board of Directors.

Finance Committee. The Finance Committee reviews and makes recommendations concerning:

*	proposed dividend actions, stock splits and repurchases,
*	current and projected capital requirements,
*	issuance of debt or equity securities,
*	strategic plans and transactions, including mergers, acquisitions, divestitures, joint ventures and other equity investments,
*	customer financing activities, business and related customer finance business and funding plans of Onstream Media and its subsidiaries,
*	overall company risk management program and major insurance programs, and
*	investment policies, administration and performance of the trust investments of our employee benefit plans.

The Finance Committee is presently composed of Messrs. Swirsky, Wussler and Silva. The Finance Committee met in fiscal 2006 in conjunction with meetings of the full Board of Directors.

Governance and Nominating Committee. While we have not adopted a formal charter for the Governance and Nominating Committee, in June 2003 our Board of Directors adopted Corporate Governance and Nominating Committee Principles. A copy of our Corporate Governance and Nominating Committee Principles is attached as Exhibit C to the proxy statement for our 2005 Annual Meeting. The Governance and Nominating Committee is presently composed of Messrs. Johnston (chairman), Swirsky, Wussler and Silva, who are each "independent" as independence for nominating committee members is defined within the Nasdaq Marketplace Rules. The Governance and Nominating Committee met in fiscal 2006 in conjunction with meetings of the full Board of Directors.

The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

*	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,
*	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,
*	candidates for election as Chief Executive Officer and other corporate officers, and
*	monitoring the performance of the Chief Executive Officer and our plans for senior management succession.

The procedures for identifying candidates include:

*	a review of our current directors,
*	soliciting input from existing directors and executive officers, and
*	a review of submissions from shareholders, if any.

We believe that the Board should be composed of:

*	Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds,
*	Directors who have high level managerial experience or are accustomed to dealing with complex problems,
*
Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the overall composition and needs of the Board, and

*	A majority of the Board's directors must be independent directors under the criteria for independence required by the SEC and the Nasdaq Stock Market.

In considering possible candidates for election as an outside director, the Governance and Nominating Committee and other directors should be guided by the foregoing general guidelines and by the following criteria:

*
Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others.

*	Each director should have sufficient time available to devote to the affairs of Onstream Media in order to carry out the responsibilities of a director.
*	Each director should be free of any conflict of interest, which would interfere with the proper performance of the responsibilities of a director.
*	The Chief Executive Officer is expected to be a director. Other members of senior management may be considered, but Board membership is not necessary or a prerequisite to a higher management position.

The consideration of any candidate to become a member of our Board of Directors will be based on our Board’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. The Board does not assign any particular weighting or priority to any particular factor it may consider. Candidates for Director may be identified by management, other directors or advisors to Onstream Media. The Board of Directors may employ an executive search firm to assist it in future searches for Board candidates.

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to Randy S. Selman, our Chairman and CEO or Charles C. Johnston, Chairman of the Governance and Nominating Committee. To be considered, recommendations must be received at our executive offices located at 1291 SW 29th Avenue, Pompano Beach, Florida 33069 no later than 120 calendar days before the date our proxy statement for the Annual Meeting of Shareholders for the prior year was released to our shareholders (which date is April 3, 2008 for recommendations submitted for consideration in connection with the 2008 Annual Meeting of Shareholders) and must state the qualifications of the proposed candidate. Each nomination must contain the following information: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Securities Exchange Act of 1934. Nominations which do not contain this information will not be considered. We did not receive any shareholder nominations for Board members in connection with our 2007 Annual Meeting.

Communications with Directors

Shareholders may communicate with any member of the Board of Directors, or the Board of Directors as a whole, by writing to our Corporate Secretary at 1291 SW 29th Avenue, Pompano Beach, Florida 33069 with a request to forward same to the intended recipient. In general, all shareholder communications delivered to our Corporate Secretary for forwarding will be forwarded in accordance with the shareholder’s instructions. However, the Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Directors' Compensation

Directors who are not our employees received $3,750 per quarter as compensation for serving on the board of directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at board of directors' meetings.

From time to time we issue the members of our board of directors options to purchase shares of our common stock as compensation for their services as directors. At September 30, 2006 members of our board of directors held outstanding options to purchase an aggregate of 3,871,814 shares of our common stock at prices ranging from $0.71 to $22.50 per share. On December 15, 2004 a majority of our shareholders voted to approve the cancellation (subject to the option holder’s approval) of 53,334 of these stock option grants, with such options to be re-issued six months and one day from the date of cancellation with an exercise price equal to the fair market value on the date of the reissue. This cancellation has not been implemented.

On December 15, 2004 a majority of our shareholders voted additional compensation to our directors for the closing of the Onstream Merger. Accordingly, each of the directors listed below have received immediately exercisable five-year options to purchase shares of our common stock with an exercise price of $1.57 per share (fair market value on the date of issuance) in the amounts set forth below. These options were issued outside of our 1996 Stock Option Plan:

Name	No. of Shares (1)
Randy S. Selman (1)	450,000
Alan M. Saperstein (1)	450,000
Benjamin Swirsky	100,000
Robert J. Wussler	100,000
Charles C. Johnston	100,000
1,200,000

(1) Excludes non-plan options to purchase 400,000 shares of our common stock with an exercise price of $2.50 per share (above fair market value on the date of issuance) that were issued as additional compensation under the new employment agreements each of Messrs. Selman and Saperstein executed following the closing of the Onstream Merger.

In December 2004, we issued immediately exercisable four-year plan options to purchase 50,000 shares of our common stock at an exercise price of $1.57 per share (fair market value on date of issuance) to General Ronald W. Yates upon his appointment to our board of directors. General Yates resigned his director position in July 2006.

In July 2005 we issued immediately exercisable five-year plan options to purchase 1,300,000 shares of our common stock with an exercise price of $1.12 per share (fair market value on the date of issuance), allocated as follows:

Name	No. of Shares
Randy S. Selman	450,000
Alan M. Saperstein	450,000
Benjamin Swirsky	100,000
Robert J. Wussler	100,000
Charles C. Johnston	100,000
Ronald W. Yates	100,000
1,300,000

In July 2006 we issued immediately exercisable four-year plan options to purchase 50,000 shares of our common stock with an exercise price of $0.88 per share (fair market value on the date of issuance) granted to Mr. Carl L. Silva upon his initial appointment to our board of directors.

In September 2006 we issued immediately exercisable five-year plan options to purchase 450,000 shares of our common stock with an exercise price of $0.71 per share (above fair market value on the date of issuance), allocated as follows:

Name	No. of Shares
Randy S. Selman	100,000
Alan M. Saperstein	100,000
Clifford Friedland	100,000
Benjamin Swirsky	50,000
Robert J. Wussler	50,000
Charles C. Johnston	50,000
450,000

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to the compensation of (i) our Chief Executive Officer; and (ii) each of our executive officers who earned more than $100,000 salary and bonus (excluding severance) during the most recent fiscal year (collectively, the “Named Executive Officers”):

		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					AWARDS		PAYOUTS
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED STOCK AWARDS	SECURITIES UNDERLYING OPTIONS/SARS (#)	LTIP PAYOUTS ($)	ALL OTHER COMPENSATION ($)
Randy S. Selman	2006	$191,541	-0-	$48,242 (1)	-0-	100,000	-0-	-0-
President, Chief	2005	$175,536	-0-	$47,441 (2)	-0-	1,300,000	-0-	-0-
Executive Officer	2004	$166,350	-0-	$34,945 (3)	-0-	-0-	-0-	-0-
and Director

Alan Saperstein	2006	$177,552	-0-	$54,230 (4)	-0-	100,000	-0-	-0-
Chief Operating	2005	$165,000	-0-	$53,048 (5)	-0-	1,300,000	-0-	-0-
Officer, Treasurer	2004	$165,050	-0-	$40,942 (6)	-0-	-0-	-0-	-0-
and Director

Cliff Friedland	2006	$175,400	-0-	$57,278 (7)	-0-	100,000	-0-	-0-
Senior VP Business	2005	$124,003	-0-	$44,109 (8)	0-	-0-	-0-	-0-
Development and	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

David Glassman	2006	$175,400	-0-	$45,749 (9)	-0-	100,000	-0-	-0-
Senior VP Marketing	2005	$124,300	-0-	$35,881 (10)	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Robert Tomlinson	2006	$161,411	-0-	$48,977 (11)	-0-	100,000	-0-	-0-
Chief Financial	2005	$150,000	-0-	$43,234 (12)	-0-	250,000	-0-	-0-
Officer	2004	$7,981	-0-	$375 (13)	-0-	-0-	-0-	-0-

(1)	Includes $13,242 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.
(2)	Includes $12,441 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.
(3)	Includes $9,295 for medical insurance; $12,000 automobile allowance and $13,650 deferred compensation.
(4)	Includes $19,230 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.
(5)	Includes $18,048 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $18,000 deferred compensation.
(6)	Includes $13,942 for medical insurance; $12,000 automobile allowance and $15,000 deferred compensation.
(7)
Includes $19,222 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $21,056 deferred compensation and 401(k) match. Table excludes amounts paid to Mr. Friedland during fiscal 2006 related to compensation accrued prior to the Onstream Merger.

(8)
Includes $13,841 for medical and other insurance; $9,129 automobile allowance; $5,000 dues allowance and $16,139 deferred compensation and 401(k) match. Table excludes amounts paid to Mr. Friedland during fiscal 2005 related to compensation accrued prior to the Onstream Merger.

(9)	Includes $7,693 for medical and other insurance; $12,000 automobile allowance; $5,000 dues allowance and $21,056 deferred compensation and 401(k) match.
(10)
Includes $5,613 for medical and other insurance; $9,129 automobile allowance; $5,000 dues allowance and $16,139 deferred compensation and 401(k) match. Table excludes amounts paid to Mr. Glassman during fiscal 2005 related to compensation accrued prior to the Onstream Merger.

(11)	Includes $19,164 for medical and other insurance; $9,000 automobile allowance and $20,813 deferred compensation and 401(k) match.

(12)	Includes $17,734 for medical and other insurance; $9,000 automobile allowance and $16,500 deferred compensation and 401(k) match.
(13)	Includes $375 automobile allowance.

Employment Agreements

Effective December 27, 2004 we entered into four-year employment agreements with Messrs. Randy Selman (President and CEO) and Alan Saperstein (COO and Treasurer). The contracts provided a base salary of $178,000, with 10% annual increases, for Mr. Selman and a base salary of $165,000, with 10% annual increases, for Mr. Saperstein. Effective May 2007, the annual base salaries otherwise payable under these contracts were increased by $38,500 and $30,350 for Messrs. Selman and Saperstein, respectively. As additional compensation, each of Messrs. Selman and Saperstein are entitled to receive a bonus for each fiscal year during the term of the executive's employment in an amount equal to 1% of our earnings before income tax, depreciation and amortization (EBITDA) in excess of the EBITDA for the previous fiscal year. The base year for the bonus was fiscal 2003. The bonus is payable within 30 days of the determination of the amount of the bonus; provided that at the executive's sole discretion he may elect to take his bonus in cash or in shares of our restricted common stock. The shares of our common stock issued as a bonus will be valued at 75% of the average closing price of our common stock for the five trading days immediately prior to the determination of the bonus. No such bonus had been earned or accrued as of September 30, 2005 or September 30, 2006.

In addition, each executive receives an auto allowance of $1,000 per month, a “deferred compensation” payment of $1,500 per month and an annual $5,000 allowance for the reimbursement of dues. Upon a subsequent change of control or termination without cause, we would be obligated to pay Messrs. Selman and Saperstein their base salaries for a three year period, which can be dispersed in a lump sum or over the standard term, at the option of the executive, plus full benefits for a period of two years from the date of termination. In addition, if the five day average closing price of the common stock is greater than or equal to $2.50 per share on the date of termination, all options previously granted will be cancelled, with all underlying shares (vested or unvested) issued to the executive, and we will pay all taxes for the executive. If the five-day average closing price of the common stock is less than $2.50 per share on the date of termination, the options will remain exercisable under the original term.

Effective December 27, 2004 we also entered into four-year employment agreements with Messrs. Clifford Friedland (Senior Vice President Business Development) and David Glassman (Senior Vice President Marketing). The agreements provided a base salary of $163,000, with 10% annual increases. As additional compensation, each of Messrs. Friedland and Glassman are entitled to receive a bonus for each fiscal year during the term of the executive's employment in an amount equal to 1% of our earnings before income tax, depreciation and amortization (EBITDA) in excess of the EBITDA for the previous fiscal year. The base year for the bonus was fiscal 2003. The bonus is payable within 30 days of the determination of the amount of the bonus; provided that at the executive's sole discretion he may elect to take his bonus in cash or in shares of our restricted common stock. The shares of our common stock issued as a bonus will be valued at 75% of the average closing price of our common stock for the five trading days immediately prior to the determination of the bonus. No such bonus had been earned or accrued as of September 30, 2005 or September 30, 2006.

In addition, each executive receives an auto allowance of $1,000 per month, a “deferred compensation” payment of $1,500 per month and an annual $5,000 allowance for the reimbursement of dues. Upon a change of control or termination without cause, we would be obligated to pay Messrs. Glassman and Friedland their base salaries for a three year period, which can be dispersed in a lump sum or over the standard term, at the option of the executive, plus full benefits for a period of two years from the date of termination.

Effective March 8, 2005 we entered into an Executive Employment Agreement with Robert E. Tomlinson (Chief Financial Officer). The term of the agreement was for three years, with automatic successive one-year renewals unless both parties agree to modify the terms of the agreement or one or both parties exercise their respective rights of termination under the agreement. The agreement provided a base salary of $150,000 per year, with annual 10% increases beginning on December 27, 2005. Effective February 2007, the initial term of this contract was modified to end on the same date as the contracts of the other four executive officers discussed above and to increase the annual base salary otherwise payable by $15,730. Effective May 2007, the annual base salary otherwise payable under this contract was increased by another $10,000. In addition, Mr. Tomlinson receives an auto allowance of $750 per month (increased to $1,000 in February 2007), a “deferred compensation” payment of $1,500 per month and, effective February 2007, an annual $5,000 allowance for the reimbursement of dues. He is entitled to a performance bonus equal to 1% of our earnings before income tax, depreciation and amortization (EBITDA) in excess of the EBITDA for the previous fiscal year. At his sole discretion this bonus, if earned, is payable in cash or shares of Onstream Media's common stock which would be valued at 75% of average closing price for the five prior trading days immediately prior to the determination of such bonus; his ability to receive shares of common stock, however, is subject to shareholder approval. No such bonus had been earned or accrued as of September 30, 2005 or September 30, 2006. In the event of a change of control of the company as described in the agreement all unvested options will immediately vest. In the event Mr. Tomlinson is terminated for cause or he voluntary resigns, all unvested options will automatically terminate.

Under the terms of the agreement, we may terminate the employment of Mr. Tomlinson upon his death or disability or with or without cause. Effective February 2007, if the agreement is terminated by us without cause or upon a change of control as described in the agreement, we would be obligated give Mr. Tomlinson three months prior notice and upon termination pay him three years of total compensation, plus two years benefits, under the agreement. If Mr. Tomlinson should voluntarily terminate the agreement following two months written notice of his intent to do so, upon the termination we are obligated to pay him one month's total compensation, including benefits. To the extent that Mr. Tomlinson is terminated for cause, no severance benefits are due him.

If any of the five employment agreements discussed above are terminated as a result of the executive’s death, his estate will receive one year base salary and he will be entitled to a portion of any bonus he would have earned at the time of his death plus an amount equal to at least two times the prior year bonus. If any of the agreements are terminated as a result of the executive’s disability, as defined in the agreement, he is entitled to compensation in accordance with our disability compensation for senior executives to include compensation for at least 180 days. These employment agreements contain certain non-disclosure and non-competition provisions and we have agreed to indemnify the executives in certain circumstances.

Stock Option Information

The following table sets forth certain information with respect to stock options granted in fiscal 2006 to the Named Executive Officers.

Option Grants in Year Ended September 30, 2006
(Individual Grants)

Name	No. Of Securities Underlying Options Granted	% Of Total Options Granted To Employees In Fiscal Year	Exercise Price	Expiration Date
Randy S. Selman - President,	100,000	7.4%	$0.71	9/29/2011
Chief Executive Officer
and Director

Alan Saperstein - Chief	100,000	7.4%	$0.71	9/29/2011
Operating Officer,
Treasurer and Director

Clifford Friedland - Senior VP	100,000	7.4%	$0.71	9/29/2011
Business Development
and Director

David Glassman - Senior VP	100,000	7.4%	$0.71	9/29/2011
Marketing

Robert Tomlinson - Chief	100,000	7.4%	$0.71	9/29/2011
Financial Officer

The following table sets forth certain information regarding stock options held as of September 30, 2006 by the Named Executive Officers.

Aggregate Option Exercises in Year Ended September 30, 2006
and Year-End Option Values

	Shares Acquired on	Value	No. of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Randy S. Selman,
President, Chief
Executive Officer
and Director	--	$---	1,426,667 (2)	---	$--	$---

Alan Saperstein,
Chief Operating
Officer, Treasurer
and Director	--	$---	1,426,667 (2)	---	$---	$---

Clifford Friedland,
Senior VP Business
Development and
and Director	--	$---	188,860 (3)	---	$---	$---

David Glassman,
Senior VP Marketing	--	$---	188,860 (3)	---	$---	$---

Robert Tomlinson,
Chief Financial
Officer	--	$---	350,000 (4)	---	$---	$---

(1)
The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $0.64 per share, being the last sale price of our common stock on September 29, 2006 as reported by the Nasdaq Capital Market.

(2)
Of such exercisable options at September 30, 2006, 100,000 were exercisable at $0.71 per share, 450,000 were exercisable at $1.12 per share, 450,000 were exercisable at $1.57 per share, 400,000 were exercisable at $2.50 per share and 26,667 were exercisable at $22.50 per share. The 26,667 options are subject to cancellation and repricing.

(3)	Of such exercisable options at September 30, 2006, 100,000 were exercisable at $0.71 per share and 88,860 were exercisable at $3.376 per share.
(4)	Of such exercisable options at September 30, 2006, 100,000 were exercisable at $0.71 per share, 100,000 were exercisable at $1.12 per share and 150,000 were exercisable at $1.21 per share.

1996 Stock Option Plan

On February 9, 1997, the board of directors and a majority of our shareholders adopted our 1996 Stock Option Plan (the "Plan"). Pursuant to an amendment to the Plan ratified by shareholders on September 13, 2005, we have reserved an aggregate of 4,500,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options") and 2,000,000 shares for restricted stock grants (“Stock Grants”) made under the Plan. At July 31, 2007, there were options to purchase approximately 4,413,000 shares of our common stock outstanding under the Plan. Such Plan Options were issued to our directors, employees and consultants at exercise prices ranging from $0.71 to $22.50 per share. Upon shareholder approval of Proposal 3 for the New Incentive Plan, we will not issue additional Plan Options or Stock Grants under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 7, 2003 we entered into an agreement with Mr. Fred Deluca, which restructured a previous loan, including a significant increase in the loaned amount outstanding. The new loan was evidenced by a three year promissory note in the principal amount of $3.0 million, interest payable only on a quarterly basis beginning in July 2003 at the rate of 5.25% per annum. The new loan was collateralized by a blanket security interest in our assets and a pledge of the stock of our subsidiaries.

We issued Mr. Deluca 140,000 shares of our newly created Class A-8 Convertible Preferred Stock as consideration for entering into the above agreement. At the same time, he exchanged approximately 123,667 shares of our common stock already owned by him for an additional 92,750 shares of Class A-8. We granted Mr. Deluca demand and piggy-back registration rights covering the shares of common stock issuable upon the conversion of the Class A-8 Convertible Preferred Stock.

In December 2004, we repaid $2.0 million of the May 2003 loan and the remaining $1.0 million was invested in 100,000 shares of Class A-10 Convertible Preferred Stock on the same terms as offered to new investors. Also, Mr. Deluca purchased $400,000 of 8% senior secured convertible notes on the same terms as the other investors. In addition, Mr. Deluca exchanged all 232,750 shares of Class A-8 for 139,650 shares of Class A-10, but did not receive accompanying warrants. Finally, Mr. DeLuca agreed to accept common shares, valued as of the date of issuance, for approximately $149,000 of unpaid interest on the three year promissory note. Mr. DeLuca converted the 239,650 Class A-10 shares, plus subsequent dividends paid in kind, to 2,886,990 common shares during March, June and July 2007.

In February 2004, we received a $300,000 loan from J&C Resources, LLC. One of the members of our Board of Directors is the President, Chairman and CEO of J&C Resources, LLC. The term of the loan was one year, and all interest was prepaid through the issuance of 21,000 shares of common stock. In addition, we issued 9,000 shares of common stock as an origination fee and 10,000 shares of common stock for legal and other fees (including 7,500 shares issued to Asset Factoring International, Inc., a related entity). The proceeds from this loan were used for working capital pending the closing of new financing in December 2004, at which time this loan was repaid. J&C Resources also received $24,500 from us as finder’s fee compensation in the December 2004 financing transactions.

In December 2004, we paid $100,000 to each of Messrs. Clifford Friedland and David Glassman, as a partial payment of accrued and unpaid salaries due to them from privately held Onstream Media prior to the closing of the Onstream Merger. In February 2005 we paid an additional $50,000 to each of Messrs. Friedland and Glassman as a second partial payment of these accrued salaries. In September 2006 we paid an additional $15,000 to Mr. Friedland only, as a third partial payment of these accrued salaries. In January 2007 we paid an additional $50,000 to each of Messrs. Friedland and Glassman as a fourth partial payment of these accrued salaries.

In January 2005, we entered into an addendum to an August 2002 consulting agreement with Mr. Neil Berman, a major shareholder, calling for the issuance of 5,000 restricted common shares per month for the year ended December 31, 2005. Under that agreement, 32,500 restricted common shares were issued for the year ended December 31, 2004. In January 2006, we entered into a one-year consulting agreement with Mr. Berman calling for the issuance of 120,000 restricted common shares as well as 100,000 four-year common stock options immediately exercisable at $1.00 per share. In January 2007, we entered into a one-year consulting agreement with Mr. Berman calling for the issuance of 120,000 restricted common shares as well as 100,000 four-year common stock options immediately exercisable at $2.46 per share.

In August 2005, we received a $300,000 loan from Asset Factoring International, Inc., whose Investment Manager is a member of our board of directors. The term of the loan is one year, with a 2% loan origination fee and interest of 8% per annum. All interest and fees are due and payable in the event of early repayment. The terms of the loan, which is secured by $600,000 of recently purchased equipment and software, requires repayment within 5 days of us obtaining other financing, including but not limited to equipment financing. Asset Factoring agreed to several extensions for the repayment of this loan after we obtained such other financing in October and November 2005 until we repaid $360,000 in April 2006, which represented principal and the initially negotiated loan origination fee and interest, plus subsequently negotiated extension fees.

In August 2005, we entered into a consulting agreement with Allenstown Investments, Ltd., whose Investment Manager is a member of our board of directors. The agreement is for a term of one year and calls for the issuance of 30,000 restricted common shares.

In October 2005, we entered into a five-year note with Mr. Neil Berman, a major shareholder in the aggregate principal amount of $750,000, collateralized by hardware and software. Interest, at 10.85% per annum, was payable upon maturity. At our option, and with the consent of required security holders, both interest and principal could be paid with Series A-10 Preferred Stock. We received $300,000 of the note amount as of September 30, 2005 and an additional $150,000 in October 2005, resulting in a notes payable balance of $450,000 as of September 30, 2006. We received the remaining $300,000 in December 2006. Following Board of Director approval of the modified terms on October 25, 2006, the note was formally modified in January 2007 to increase the principal amount to $1,500,000, adjust the remaining term to four years, increase the interest rate to 17.75% (which the lender may request prepayment of in our common shares at $1.00 per share) and modify the note priority to unsecured and subordinated to all other debt. In addition, the new terms allowed us or the lender to convert the loan balance to restricted common stock at $1.00 per share at any time. We received $100,000 of the increased note amount in December 2006, $50,000 in January 2007 and the $600,000 balance in March 2007. During March 2007, Mr. Berman exercised his option to require prepayment of interest and fees in shares and also converted this note to common stock. Accordingly, we issued an aggregate of 2,789,592 unregistered common shares for conversion of the note and the related interest and fees due.

In July 2006 we received a $300,000 loan from J&C Resources, LLC. The principal balance was due in one year or three days after receipt of funding, including exercise of warrants, in excess of $1.0 million, whichever occurs first. Total interest, origination and legal fess totaling $21,000 cash and 21,000 common shares were due on maturity. Finders fees of $9,000 cash and 9,000 common shares are payable at loan maturity to Asset Factoring Ltd, a related entity. In January 2007, all fees due upon maturity were paid in cash and stock, as applicable. Following Board of Director approval of the modified terms on December 20, 2006, the note was formally modified in January 2007 to be convertible into common shares at $1.22 per share and to bear interest at 14.67% per annum, non-compounding, which we could settle in shares at $1.22 per share. During March 2007, we exercised our option to force early conversion of this note to common stock, and as a result were required to pay interest (in shares) for the entire original term of the note. Accordingly, we issued an aggregate of 300,000 unregistered common shares for conversion of the note and the related interest due.

On October 27, 2006 we entered into a four-year convertible note with SBV Capital Corporation in the aggregate principal amount of $1.0 million, which was funded in installments through December 2006. We elected to prepay all interest on a non-compounding, non-refundable basis for the entire remaining term of the loan, with the aggregate issuance of 694,495 unregistered common shares during November and December 2006. The note was converted into 1.0 million unregistered common shares on January 10, 2007.  On November 20, 2006, we entered into a three-year consulting contract with the principal and beneficial owner of the lending entity, for the provision of international business development and financial advice. The contract, which is cancellable upon thirty days notice after the first year, calls for the issuance of 60,000 restricted common shares in advance every six months. The initial 60,000 shares under this contract were issued in January 2007 and the second tranche of 60,000 shares was issued in May 2007.

In November 2006, we issued 100,000 unregistered shares of common stock, as well as immediately exercisable four-year options to purchase 50,000 shares at $1.00 per share, to Mr. Neil Berman, a major shareholder, as a finder’s fee in connection with the $1.0 million loan from SBV Capital Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2006 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2006, as well as any written representation from a reporting person that no Form 5 is required, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2006, other than indicated below:

Carl Silva, one of our directors, has not filed a Form 3 on a timely basis, related to his initial holdings in the Company as a result of the Onstream Merger (14,810 warrants) nor has he filed a Form 3 or a Form 4 on a timely basis related to 50,000 options we granted to him on July 27, 2006. Mr. Silva has represented to us that he will file these forms as soon as practicable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GOLDSTEIN LEWIN & CO.
AS THE INDEPENDENT AUDITORS OF ONSTREAM MEDIA

The Audit Committee has selected Goldstein Lewin & Co. as our independent auditors for the current fiscal year. Representatives of Goldstein Lewin & Co. are expected to attend the 2007 Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Goldstein Lewin & Co. has served as our auditors since July 2002, and has audited our financial statements for the past five fiscal years.

Audit Fees

The aggregate audit fees billed by Goldstein Lewin & Co. for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 and for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending December 31, 2005, and March 31 and June 30, 2005 were $220,216.

The aggregate audit fees billed to us by Goldstein Lewin & Co. for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending December 31, 2004 and March 31 and June 30, 2005 were $158,652.

Audit Related Fees

The aggregate fees billed to us for assurance and related services by Goldstein, Lewin & Co. relating to the performance of the audit of our financial statements, which are not reported under the caption "Audit Fees" above were $42,402 and $87,922 for the fiscal years ended September 30, 2006 and 2005, respectively.

Tax Fees

The aggregate tax fees billed to us by Goldstein Lewin & Co. were $9,198 and $11,836 for the fiscal years ended September 30, 2006 and 2005, respectively. Tax fees include the preparation of federal and state corporate income tax returns as well as tax compliance, tax advice and tax planning.

All Other Fees

Other than fees relating to the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, there were no additional fees billed by Goldstein Lewin & Co. for services rendered to us for the fiscal years ended September 30, 2006 or 2005.

Audit Committee Policies

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

*	approved by our audit committee; or
*
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

The audit committee pre-approves all services provided by our independent auditors, including those set forth above. The audit committee has considered the nature and amount of fees billed by Goldstein Lewin & Co. and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Goldstein Lewin & Co.’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF GOLDSTEIN LEWIN & CO. AS THE INDEPENDENT AUDITORS OF ONSTREAM MEDIA.

PROPOSAL 3

APPROVAL AND ASSUMPTION OF THE NEW INCENTIVE PLAN

To allow us to offer competitive compensation packages to employees, directors and consultants by providing these individuals the opportunity to acquire or increase their proprietary interest in the Company and thereby adding to their incentive to contribute to the performance and growth of the Company, we are seeking approval of Onstream Media Corporation 2007 Equity Incentive Plan, or the "New Incentive Plan". Onstream Media Corporation shareholders are urged to carefully read the complete New Incentive Plan, which is attached as Appendix A to this proxy statement.

Summary of the New Incentive Plan

The New Incentive Plan provides for the grant of up to six million (6,000,000) shares of Common Stock pursuant to incentive stock options or nonstatutory stock options (together with incentive stock options, "Stock Options"), stock purchase rights, stock appreciation rights and restricted and unrestricted stock awards (the latter four, collectively, "Stock Awards") for employees, directors and consultants. Such shares are currently authorized and unissued, but reserved for issuance. No more than five hundred thousand (500,000) shares of Common Stock may be awarded to any eligible participant in the New Incentive Plan with respect to Stock Options or Stock Awards during any calendar year.

The New Incentive Plan has a term of ten years. Accordingly, no grants may be made under the New Incentive Plan after ten years after the date on which the stockholders approve the New Incentive Plan, but the New Incentive Plan will continue thereafter while previously granted Stock Options or Stock Awards remain outstanding and unexercised.

Under the 1996 Stock Option Plan, our existing stock option plan, an aggregate of 6,500,000 options and stock grants were authorized, of which approximately 4,413,000 options have been issued and are outstanding as of July 31, 2007, 5,000 options have been issued and exercised and 31,468 stock grants were issued. Upon approval of the New Incentive Plan, we will not issue any additional options or stock grants under the 1996 Stock Option Plan.

Administration of the New Incentive Plan

The New Incentive Plan will be administered by a committee made up of the Compensation Committee plus any other eligible individuals appointed by our board of directors (the "Committee"). The Committee's membership shall be made up entirely of members of the board of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors," within the meaning of the Department of Treasury Regulations issued under Section 162(m) of the Internal Revenue Code of 1986.

The Committee has the power and authority to make grants of Stock Options or Stock Awards or any combination thereof to eligible persons under the New Incentive Plan, including the selection of such recipients, the determination of the size of the grant, and the determination of the terms and conditions, not inconsistent with the terms of the New Incentive Plan, of any such grant including, but not limited to:

(i)	approval of the forms of agreement for use;
(ii)	the applicable exercise price;
(iii)	the applicable exercise periods;
(iv)	the applicable vesting period;
(v)	the acceleration or waiver of forfeiture provisions; and
(vi)	any other restrictions or limitations regarding the Stock Option or Stock Award.

The Committee also has the authority, in its discretion, to prescribe, amend and rescind the administrative rules, guidelines and practices governing the New Incentive Plan as it shall from time to time deem advisable. The Committee may construe and interpret the terms of the New Incentive Plan and any Stock Options or Stock Awards issued under the New Incentive Plan and any agreements relating thereto and otherwise supervise the administration of the New Incentive Plan. In addition, the Committee may modify or amend each Stock Option or Stock Award granted under the New Incentive Plan. All decisions made by the Committee pursuant to the provisions of the New Incentive Plan are final and binding on all persons, including the Company and all plan participants.

Eligibility

Employees and directors of, and consultants providing services to, the Company are eligible to be granted nonstatutory stock options and Stock Awards under the New Incentive Plan. Employees of the Company are also eligible to receive incentive stock options. The Committee shall select from among the eligible persons under the New Incentive Plan as recommended by the Company's senior management, from time to time in its sole discretion, to make certain grants of Stock Options or Stock Awards, and the Committee shall determine, in its sole discretion, the number of shares covered by each grant.

Stock Options

Stock Options may be granted to eligible persons alone or in addition to Stock Awards under the New Incentive Plan. Any Stock Option granted under the New Incentive Plan shall be in such form as the Committee shall from time to time approve, and the provisions of a Stock Option award need not be the same with respect to each optionee. Recipients of Stock Options must enter into a stock option agreement with the Company, in the form determined by the Committee, setting forth the term, the exercise price and provisions regarding exercisability of the Stock Options granted thereunder. The Committee may grant either incentive stock options or nonstatutory stock options or a combination thereof, but the Committee may not grant incentive stock options to any individual who is not an employee of the Company. To the extent that any Stock Option does not qualify as an incentive stock option, it shall constitute a separate nonstatutory stock option. The Committee may not grant to any employee incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Incentive stock options and nonstatutory stock options may not be granted at less than the fair market value of the underlying Common Stock at the date of the grant. Incentive stock options may not be granted at less than 110% of fair market value if the employee owns or is deemed to own more than 10% of the combined voting power of the all classes of the Company's stock at the time of the grant. Stock Options can be exercisable at various dates, as determined by the Committee and will expire no more than 10 years from the grant date, or no more than five years for any Stock Option granted to an employee or director who owns or is deemed to own 10% of the combined voting power of all classes of the company's stock.

Once vested, Stock Options granted under the New Incentive Plan are exercisable in whole or in part at any time during the option period by giving written notice to the Company and paying the option price (i) in cash or by certified check, (ii) through delivery of shares of Common Stock having a fair market value equal to the purchase price or (iii) a combination of these methods. The Committee may also permit cashless exercises of Stock Options.

Stock Options issued under the New Incentive Plan may not be transferred other than by will or by the laws of descent and distribution. During an optionee's lifetime, a Stock Option may be exercised only by the optionee. Unless otherwise provided by the Committee, Stock Options that are exercisable at the time of a recipient's termination of service with the Company will continue to be exercisable for three months thereafter, or for twelve months thereafter if the optionee's employment is terminated due to their death or disability.

Stock Appreciation Rights

Stock appreciation rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Incentive Plan. The Committee will determine the number of shares of Common Stock to which the stock appreciation rights shall relate. Each stock appreciation right will have an exercise period determined by the Committee not to exceed 10 years from the grant date. Upon exercise of a stock appreciation right, the holder will receive (a) cash or (b) a number of shares of Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised multiplied by the appreciation in the fair market value of a share of Common Stock between the stock appreciation right grant date and exercise date, divided by (ii) the fair market value of a share of Common Stock on the exercise date of the stock appreciation right.

Stock Purchase Rights

Stock purchase rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Incentive Plan. A stock purchase right allows a recipient to purchase a share of Common Stock at a price determined by the Committee. Unless otherwise determined by the Committee, the Company will have the right to repurchase the shares of Common Stock acquired upon exercise of the stock purchase right upon the recipient's termination of service, for any reason, prior to the satisfaction of the vesting conditions established by the Committee. Unless otherwise determined by the Committee, the Company's right of repurchase will lapse as to 1/6th of the purchase shares on the date that is six months after the grant date, and as to an additional 1/6th of such shares every six months thereafter. Upon exercise of a stock purchase right, the purchaser will have all of the rights of a shareholder with respect to the shares of Common Stock acquired.

Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime, a purchase grant may be exercised only by the recipient. Unless otherwise determined by the Committee, if a recipient's service to the Company terminates for any reason, all stock purchase rights held by the recipient will automatically terminate.

Restricted and Unrestricted Stock Awards

Restricted and unrestricted stock awards may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Incentive Plan. Shares of Common Stock granted in connection with a restricted stock award are generally subject to forfeiture upon (i) termination of the recipient's service with the Company prior to vesting or (ii) the failure by the recipient to meet performance goals established by the Committee as a condition of vesting. Shares of Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse. Unless otherwise determined by the Committee, holders of shares of Common Stock granted in connection with a restricted stock award have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are outright grants of shares of Common Stock that are not subject to forfeiture.

Effect of Certain Corporate Transactions

If (i) the Company merges or consolidates with another corporation, (ii) there is an exchange of substantially all of the outstanding stock of the Company for shares of another entity in which shareholders of the Company will own less than 50% of the voting shares of the surviving entity or (iii) the Company sells substantially all of its assets, then, unless otherwise provided by the Committee in a grantee's option or award agreement, each outstanding and unexercised Stock Option or Stock Award may be assumed by the successor corporation or an equivalent stock option or stock award will be substituted by the successor. If, however, the successor does not assume the Stock Options and Stock Awards or substitute equivalent stock options or stock awards, then each outstanding and unexercised Stock Option and Stock Award shall become exercisable for a period of at least 20 days prior to the effective date of such transaction and the Company's right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse. Any Stock Options or Stock Awards that are not exercised during such 20-day period shall terminate at the end of such period.

Stock Options and Stock Awards made under the New Incentive Plan will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ASSUMPTION OF THE NEW INCENTIVE PLAN.

APPRAISAL RIGHTS

No appraisal rights are available under Florida or under our Articles of Incorporation as amended or By-Laws to any shareholder who dissents from Proposals 1, 2 or 3.

 OTHER MATTERS

As of the date hereof, there are no other matters that Onstream Media intends to present, or has reason to believe others will present, at the 2007 Annual Meeting. If, however, other matters properly come before the 2007 Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the proxy and proxy card for the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of Onstream Media on or before April 3, 2008. The submission of a shareholder proposal does not guarantee that it will be included in our proxy for our 2008 Annual Meeting.

ANNUAL REPORT ON FORM 10-KSB

A copy of Onstream Media's Annual Report on Form 10-KSB for the year ended September 30, 2006 as well as a copy of our Quarterly Report on Form 10-QSB for the period ended March 31, 2007 accompany this proxy statement. Additional copies will be furnished without charge to beneficial shareholders or shareholders of record upon request by mail to Investor Relations, Onstream Media Corporation, 1291 SW 29th Avenue, Pompano Beach, Florida 33069. A copy of our Annual Report on Form 10-KSB, including exhibits, and Quarterly Report on Form 10-QSB, including exhibits, is also available in digital form for download or review by visiting “About Us/Investor Relations/SEC Filings” at www.onsm.com or the SEC’s web site at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 1291 SW 29th Avenue, Pompano Beach, Florida 33069, telephone (954) 917-6655. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this proxy, not including exhibits to such information unless those exhibits are specifically incorporated herein by reference.

Requests for such documents should be directed to Corporate Secretary, Onstream Media Corporation, 1291 SW 29th Avenue, Pompano Beach, Florida 33069, telephone number (954) 917-6655. Please note that additional information can be obtained from our website at www.onsm.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information may be accessed over the Internet at a site maintained by the SEC at www.sec.gov. You may also read and copy any materials we file with the SEC at the following public SEC reference room: Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

APPENDIX A

ONSTREAM MEDIA CORPORATION
2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Onstream Media Corporation 2007 Equity Incentive Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and the Company's Affiliates. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

"Administrator" means a committee that has been delegated by the Board the responsibility of administering the Plan in accordance with Section 4 of the Plan.

"Affiliate" means any Parent and/or Subsidiary.

"Applicable Laws" means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

"Award" means the grant of an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award and/or Unrestricted Shares.

"Board" means the Board of Directors of the Company.

"Cause" means, unless otherwise specifically provided in a Participant's Option Agreement, Stock Purchase Agreement, Stock Appreciation Right Agreement or Stock Award Agreement, a finding by the Administrator that the Participant's employment with or service to the Company or any Affiliate was terminated due to one or more of the following: (i) the Participant's use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant's duties; (ii) the Participant's commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Affiliate in any material respect; (iii) the Participant's gross negligence; (iv) the Participant's violation of any express direction of the Company or of any Affiliate or any material violation of any rule, regulation, policy or plan established by the Company or any Affiliate from time to time regarding the conduct of its employees or its business; (v) the Participant's disclosure or use of confidential information of the Company or any Affiliate, other than as required in the performance of the Participant's duties; (vi) actions by the Participant that are determined by the Administrator to be clearly contrary to the best interests of the Company and/or its Affiliates as determined in good faith by the Administrator; (vii) the Participant's conviction of a crime constituting a felony or any other crime involving moral turpitude; or (viii) any other act or omission which, in the determination of the Administrator, is materially detrimental to the business of the Company or of an Affiliate. Notwithstanding the foregoing, if a Participant has entered into a written employment or consulting agreement with the Company that specifies the conditions or circumstances under which the Participant's service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether "Cause" shall have occurred for purposes of this Plan.

"Change in Control Event" has the meaning set forth in Section 16(c).

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

"Common Stock" means the common stock, par value $0.001 per share, of the Company.

"Company" means Onstream Media Corporation, a Florida corporation.

"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity, other than an Employee or a Director.

"Director" means a member of the Board or of the board of directors of an Affiliate.

"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

"Employee" means any person, including officers and Directors, serving as an employee of the Company or an Affiliate. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or the NASDAQ Capital Market, the Fair Market Value of a Share shall be the closing sales price of a Share (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

"Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an Award.

"Option" means a stock option granted pursuant to the Plan.

"Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

"Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

"Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

"Parent" means a "parent corporation" of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

"Participant" shall mean any Service Provider who holds an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award or Unrestricted Shares granted or issued pursuant to the Plan.

"Restricted Period" has the meaning set forth in Section 12(a).

"Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

"Section 16(b)" means Section 16(b) of the Exchange Act.

"Service Provider" means an Employee, Director or Consultant.

"Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

"Stock Appreciation Right" means a right granted pursuant to Section 14 of the Plan, as evidenced by a Notice of Grant. Stock Appreciation Rights may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights").

"Stock Appreciation Right Agreement" means an agreement between the Company and the grantee of a Stock Appreciation Right, approved by the Administrator, evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

"Stock Award" means an Award of Shares pursuant to Section 12 of the Plan.

"Stock Award Agreement" means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

"Stock Award Shares" means Shares subject to a Stock Award.

"Stock Awardee" means the holder of an outstanding Stock Award granted under the Plan.

"Stock Purchase Agreement" means a written agreement between the Company and an Optionee, approved by the Administrator, evidencing the terms and restrictions applicable to stock purchased under a Stock Purchase Right. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

"Stock Purchase Awardee" means the holder of an outstanding Stock Purchase Right granted under the Plan.

"Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

"Stock Purchase Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 of the Plan.

"Subsidiary" means a "subsidiary corporation" of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

"Substitute Options" has the meaning set forth in Section 17.

Unrestricted Shares" means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3. Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the initial maximum number of shares of Common Stock that may be issued under the Plan shall be 6,000,000 (six million) shares. For purposes of the foregoing limitation, the shares of Common Stock underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, no more than 500,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

4. Administration of the Plan.

(a) Appointment of Committee.  The Plan shall be administered by the Compensation Committee of the Board plus any other eligible individuals appointed by the Board, which shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code. The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

i. to determine the Fair Market Value;

ii. to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted hereunder;

iii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iv. to approve forms of agreement for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Option Agreement, Stock Purchase Agreement, Stock Award Agreement and Stock Appreciation Right Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or grant of Unrestricted Shares or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

vi. to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

vii. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

viii. to modify or amend each Option or Stock Purchase Right (subject to Section 19(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than otherwise provided for in the Plan, provided, however, any such extension shall be consistent with Code Section 422(a)(2) and other Applicable Laws;

ix. to allow Optionees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at no less than the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined as of the date that the income resulting from exercise of the Option is recognized by the Optionee. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

x. to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

xi. to make all other determinations deemed necessary or advisable for purposes of administering the Plan.

(c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards. Neither the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person's becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6. Limitations.

(a) Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee first becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000 at the time of grant, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, "Incentive Stock Options" include Incentive Stock Options granted under any plan of the Company or any Affiliate. For the purpose of deciding which Options apply to Shares that "exceed" the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee's relationship as a Service Provider with the Company or any Affiliate, nor shall they interfere in any way with the Participant's right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause.

7. Term of the Plan.  The Plan shall become effective upon approval by the Company's shareholders and shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8. Term of Options.  The term of each Option shall be stated in the applicable Option Agreement or, if not so stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9. Option Exercise Price; Exercisability.

(a) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.      In the case of an Incentive Stock Option:

(a)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company and any Affiliate, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(b)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

iii. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction, but in no event shall Options be granted at a per Share exercise price that would cause the Options to be deemed a deferral of compensation under Code Section 409A.

(b) Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10. Exercise of Options; Consideration.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, provided, however, that unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Option every six months thereafter until fully vested and exercisable. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than as a result of the Optionee's death, Disability or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for three months following the Optionee's termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. Notwithstanding anything contained herein to the contrary, an Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Affiliate be considered a termination of employment; provided, however, that if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Consultant, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c) Disability of an Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d) Death of an Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e) Termination for Cause.  Unless otherwise provided in a Service Provider's Option Agreement, if a Service Provider's relationship with the Company is terminated for Cause, then such Service Provider shall have no right to exercise any of such Service Provider's Options at any time on or after the effective date of such termination. All Shares covered by such Options and not acquired by exercise prior to the date of such termination shall revert to the Plan.

(f) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

i. cash;

ii. check;

iii. other Shares of the Company's capital stock which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a cashless exercise program permitted by the Administrator, including a cashless exercise program utilizing the services of a single broker acceptable to the Administrator;

v. a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

vi. any combination of the foregoing methods of payment; or

vii. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Stock Purchase Rights.

(a) Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options or other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Stock Purchase Awardee in writing or electronically, by means of a Notice of Grant and/or a Stock Purchase Agreement in the form determined by the Administrator, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Stock Purchase Awardee shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Stock Purchase Agreement in a form determined by the Administrator and payment of the applicable purchase price.

(b) Repurchase Option.  Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Stock Purchase Awardee's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Agreement shall be the original price paid by the Stock Purchase Awardee and may be paid by cancellation of any indebtedness of the Stock Purchase Awardee to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that unless otherwise determined by the Administrator, the restrictions shall lapse as to one-sixth (1/6) of the Shares subject to the Stock Purchase Agreement on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Stock Purchase Agreement every six months thereafter.

(c) Other Provisions.  The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the Stock Purchase Awardee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

(e) Code §409A.  Notwithstanding anything contained herein to the contrary, Stock Purchase Rights shall not be awarded if the Administrator, on the basis of advice of counsel, determines that the grant of such Stock Purchase Rights would violate Section 409A of the Code.

12. Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider, as defined herein, subject to such terms and conditions, including vesting and/or performance conditions, as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards shall be subject to the following provisions:

(a) At the time a Stock Award is made, the Administrator shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award or shall determine that such Stock Award is not subject to any vesting requirements. Subject to the right of the Administrator to establish a Restricted Period that extends vesting dates to later or earlier dates than the dates provided in this sentence, the Restricted Period of a Stock Award, if any, shall lapse as to one-sixth (1/6) of the Shares subject to the Stock Award on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Stock Award every six months thereafter until unrestricted. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or in lieu of the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. The Administrator may provide that all restrictions on Stock Award Shares shall lapse if certain performance criteria are met and that, if such criteria are not met, that such restrictions shall lapse if certain vesting conditions are satisfied. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse. Notwithstanding the provisions of this Section 12, the Company shall have the right, if stated in the Stock Award Agreement, to delay issuance of Stock Award Shares until all restrictions applicable to such Stock Award have lapsed.

(c) Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d) Subject to the terms of the applicable Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if, prior to the date on which all restrictions applicable to such Stock Award shall have lapsed, the Stock Awardee voluntarily terminates employment or directorship with the Company or its Affiliates or resigns or voluntarily terminates his consultancy arrangement with the Company or its Affiliates or if the Stock Awardee's employment, directorship or consultancy arrangement is terminated for Cause. If the Stock Awardee's employment, directorship or consultancy arrangement terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e) Upon the satisfaction of the conditions prescribed by the Administrator with respect to a particular Stock Award, the restrictions applicable to the related Stock Award Shares shall lapse and, at the Stock Awardee's request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions under the Plan, to the Stock Awardee or his beneficiary or estate, as the case may be.

13. Unrestricted Shares.  The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a) The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment (other than the par value thereof, in the Administrator's discretion) shall be required for Unrestricted Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14. Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:

(a) Tandem Stock Appreciation Rights may be awarded by the Administrator in connection with any Option granted under the Plan, either at the time such Option is granted or thereafter at any time prior to the exercise, termination or expiration of such Option. The base price of any Tandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of the related Option. Nontandem Stock Appreciation Rights may also be granted by the Administrator at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Administrator shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 14(d). The base price of any Nontandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Administrator shall determine.

(b) Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Administrator may determine (which period may expire prior to the expiration date of the related Option); provided, however, if no such period is specified, a Tandem Stock Appreciation Right shall be exercisable only for the period that the related Option is exercisable. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Administrator shall determine.

(c) Tandem Stock Appreciation Rights shall entitle the applicable Participant to surrender to the Company unexercised the related Option, or any portion thereof, and, subject to Section 14(f) to receive from the Company in exchange therefore that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the Option exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. In addition, the Optionee shall be entitled to receive an amount equal to any credit against the Option exercise price which would have been allowed had the Option, or portion thereof, been exercised. Cash shall be delivered in lieu of any fractional shares.

(d) The exercise of Nontandem Stock Appreciation Rights shall, subject to Section 14(f), entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof, being exercised. Cash shall be delivered in lieu of any fractional shares.

(e) As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Company shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 14(c) and Section 14(d) and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, or (ii) if the Administrator causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 14(f), deliver to the recipient an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

(f) The Administrator, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

15. Non-Transferability.  Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right, Stock Purchase Right and Stock Award (until such time as all restrictions lapse) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, in the case of an Option, Stock Appreciation Right or Stock Purchase Right, may be exercised, during the lifetime of a Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares subject to Stock Purchase Agreements and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16. Adjustments Upon Changes in Capitalization; Dissolution; Change in Control and Other Events.

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right, Stock Award Agreement and Stock Appreciation Right and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Stock Award Agreement or Stock Appreciation Right, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right and for a holder of a Stock Purchase Right to exercise his or her Stock Purchase Right until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option or Stock Appreciation Right would not otherwise be exercisable, such period during which exercise is allowed to be no less than twenty (20) days. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of a Stock Purchase Right or any restrictions as to any Stock Award shall lapse as to all such Shares covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.  In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after any such transaction the prior shareholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (any such event, a "Change of Control Event"), then, absent a provision to the contrary in any particular Option Agreement, Restricted Stock Purchase Agreement, Stock Purchase Right Agreement, Stock Appreciation Right Agreement or Stock Award (in which case the terms of such shall supersede each of the provisions of this Section 16(c) that are inconsistent with such Agreement or Award), each outstanding Option, Stock Purchase Right, Restricted Stock, Stock Appreciation Right and Stock Award shall be assumed or an equivalent option, right, share or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option, right, agreement or award for each outstanding Option, Stock Purchase Right, Restricted Stock, Stock Appreciation Right and Stock Award, the awardee shall fully vest in and have the right to exercise each outstanding Option, Stock Appreciation Right and Stock Purchase Right as to all of the stock covered thereby, including Shares that would not otherwise be vested or exercisable, and all vesting periods under Restricted Stock Purchase Agreements and Stock Awards shall be deemed to have been satisfied. If an Option, Stock Appreciation Right and/or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all awardees that all outstanding Options, Stock Appreciation Rights and Stock Purchase Rights shall be fully exercisable for a period of twenty (20) days from the date of such notice and that any Options, Stock Appreciation Rights and Stock Purchase Rights that are not exercised within such period shall terminate upon the expiration of such period. For the purposes of this paragraph, all outstanding Options, Stock Appreciation Rights and Stock Purchase Rights shall be considered assumed if, following the consummation of the Change of Control, the Option, Stock Appreciation Right and Stock Purchase Right confers, or is conferred with, the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right or Stock Purchase Right immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Appreciation Right or Stock Purchase Right, for each Share subject to the Option, Stock Appreciation Right or Stock Purchase Right, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

17. Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to this Plan for any purpose.

18. Date of Grant.  The date of grant of an Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement shall be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right unless such grant or the exercise of such Option, Stock Appreciation Right or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b) Investment Representations.  As a condition to the grant of any Award or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right, the Company may require the person receiving such Award or exercising such Option, Stock Appreciation Right or Stock Purchase Right to represent and warrant at the time of any such exercise or grant that the applicable Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award or rights in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements and shareholder agreements in the future. The Administrator may implement such measures as the Administrator deems appropriate to determine whether Shares acquired as a result of the exercise of an Incentive Stock Option have been the subject of a "disqualifying disposition" for federal income tax purposes, including requiring the Optionee to hold such Shares in his or her own name and requiring that the Optionee notify the Administrator of any such "disqualifying disposition."

(d) Trading Policy Restrictions.  Option, Stock Appreciation Right and Stock Purchase Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction over the Company, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted, or earlier as required by the rules of the stock exchange governing trading of the Company's stock. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

24. Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee any amounts, which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25. Governing Law.  This Plan shall be governed by the laws of the state of Florida, without regard to conflict of law principles.

APPENDIX B

Onstream Media Corporation
Audit Committee Charter

INTRODUCTION AND PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company's financial reporting and public disclosure activities, (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally, (d) monitoring management's identification and control of key business and financial risks, and (e) ensuring the independent auditor is ultimately accountable to the board of directors and the audit committee.

COMPOSITION

The Committee shall be comprised of a minimum of three independent directors as appointed by the Board of Directors, who shall meet the independence and Audit Committee composition requirements under any rules or regulations of the Securities and Exchange Commission and/or the NASDAQ Capital Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Audit Committee will be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee will have four regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

1.	Reviewing this Charter on an annual basis and update it as conditions dictate.
2.
Ensuring that the auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent auditors and for recommending that the full Board take appropriate action to address the independence of the auditor.

3.	Nominating and recommending to the Board the selection or replacement of the independent accountants, taking into consideration independence and effectiveness.
4.	Reviewing the plan for the audit and related services.
5.	Reviewing audit results and financial statements.
6.
Overseeing the adequacy and effectiveness of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls.

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7.	Overseeing compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities.
8.	Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.
9.	Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties.
10.	Report Committee actions to the Board of Directors, with such recommendations as the Committee deems appropriate.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

REPORTING REQUIREMENTS

The Audit Committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate. In addition to Board of Directors communication, the following information will be reported to the shareholders in the annual proxy statement: (a) confirmation that the Company has a formal, documented audit committee charter; and (b) the full text of the audit committee charter at least once every three years and after any significant modification is approved by the Board of Directors.

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ONSTREAM MEDIA CORPORATION

2007 ANNUAL MEETING OF SHAREHOLDERS
September 18, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ONSTREAM MEDIA CORPORATION.

The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Onstream Media Corporation held of record by the undersigned on July 25, 2007 at the 2007 Annual Meeting of Shareholders to be held at the Courtyard by Marriott, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309, on Tuesday, September 18, 2007 at 2 p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1. Election of Directors

Nominees: Randy S. Selman, Alan M. Saperstein, Benjamin Swirsky, Robert J. Wussler, Charles C. Johnston, Clifford Friedland and Carl L. Silva.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY	☐ FOR all nominees, except as
noted : _________________
Nominee exception

2. Proposal to ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream Media Corporation for the fiscal year ending September 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve Onstream Media Corporation 2007 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2007 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

(Signature)	(Date)

(Signature if jointly held)	(Date)

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.

THANK YOU.